Exhibit 99.1

Brunswick Corporation 26125 N. Riverwoods Blvd., Suite 500, Mettawa, IL 60045
Telephone 847.735.4700 Facsimile 847.735.4750

Release:	IMMEDIATE
Contact:	Al Marchetti
Senior Director - Investor Relations
Phone:	847-735-4023

Contact:	Lee Gordon
Director - Marine Communications and Public Relations
Phone:	847-735-4003
Email:	lee.gordon@brunswick.com

Brunswick Reports Fourth Quarter and Full-Year Results

Strong Earnings Performance with Solid Margin Growth

Full-Year GAAP Diluted EPS of $0.36 and As Adjusted Diluted EPS of $4.33

Fourth Quarter GAAP Diluted EPS of $0.92 and As Adjusted Diluted EPS of $0.82

2020 Guidance: Adjusted Diluted EPS Range of $5.10 - $5.40

METTAWA, Ill., January 30, 2020 -- Brunswick Corporation (NYSE: BC) today reported results for the fourth quarter and full-year of 2019:
2019 Full-Year Highlights:

	FY 2019
$ millions (except per share data)	GAAP	Incr (Decr)	As Adjusted	Incr (Decr)
Net Sales	$4,108.4	(0.3)%	$4,109.1	0.9%
Operating Earnings	$471.0	32.5%	$531.9	5.6%
Operating Margin	11.5%	290 bps	12.9%	50 bps
Diluted EPS[1]	$0.36		$4.33

bps = basis points
1GAAP Diluted EPS in 2019 includes an after-tax, non-cash charge of $310.3 million related to pension settlement costs; please see page 3 of this release and the tables in the Appendix for more information and reconciliations

Fourth Quarter 2019 Highlights:

	Q4 2019
$ millions (except per share data)	GAAP	Incr (Decr)	As Adjusted	Incr (Decr)
Net Sales	$917.6	(4.5)%	$917.6	(4.0)%
Operating Earnings	$74.5	6.9%	$91.5	(10.2)%
Operating Margin	8.1%	80 bps	10.0%	(70) bps
Diluted EPS	$0.92		$0.82

bps = basis points

"Our 2019 performance demonstrated the strength and resilience of our marine-focused portfolio. We expanded gross and operating margins and delivered a tenth consecutive year of adjusted EPS growth, despite a weaker than anticipated marine market in the first-half of the year," said Brunswick Chief Executive Officer David Foulkes. "The transformational changes we made to our business in 2019 reinforced our position as the market leader in the marine industry and set us up for further margin expansion and revenue growth in 2020 and beyond.

"Mercury's recent new product introductions continued to provide sales mix benefits in the fourth quarter due to increasing demand for higher horsepower engines. The recently completed manufacturing capacity expansion for these engines strengthened our capability to serve this growing segment of the market and access higher-margin dealer and international sales channels. Retail boat trends continued to stabilize in the second-half of the year and we executed disciplined pipeline reduction actions in the fourth quarter as planned, meeting our target of essentially flat weeks on hand versus 2018. Our debut at CES earlier this month, including the launch of the new Sea Ray SLX-R 400e with our proprietary FATHOM e-power technology, developed jointly by our Advanced Systems Group, Boat Group Technology Center and iJet Lab teams, provided a tremendous start to 2020 and illustrated our focus and commitment to using technology across our portfolio to enhance the overall boating experience," Foulkes continued.

"Finally, as anticipated, we completed the remainder of our $400 million share repurchase commitment during the quarter while Freedom Boat Club celebrated the opening of its

200th location, on the way to its current total of 210 locations. This business continues to produce strong results, exhibiting growth characteristics and synergy opportunities that give us great confidence in its future potential," Foulkes concluded.

Discontinued Operations

On June 27, 2019, Brunswick completed the sale of its Fitness business. Starting with the second quarter of 2019, the historical and future results of this business are reported as discontinued operations. Therefore, for all periods presented in this release, all figures and outlook statements incorporate this change and reflect continuing operations only, unless otherwise noted.

2019 Full-Year Results

For the year ended Dec. 31, 2019, Brunswick reported consolidated net sales of $4,108.4 million, down from $4,120.9 million in 2018. 2018 net sales included $49.4 million of sales related to Sport Yacht and Yachts, which have been excluded from as adjusted reporting. Diluted EPS in 2019 was $0.36 on a GAAP basis and $4.33 on an as adjusted basis. Comparative full-year earnings results, including reconciliations of GAAP to as adjusted amounts, are shown below:

	Operating Earnings		Diluted Earnings (Loss) Per Share
$ millions (except per share data)	2019	2018	2019	2018
GAAP	$471.0	$355.5	$0.36	$2.87
Restructuring, exit, impairment, and other charges	21.0	54.8	0.23	0.47
Purchase accounting amortization	29.5	21.2	0.22	0.19
Acquisition related costs	2.6	13.8	0.02	0.17
Sport yacht & yacht	7.8	58.4	0.07	0.51
Pension settlement charge	—	—	3.62	—
Loss on early extinguishment of debt	—	—	0.01	—
Gain on sale of equity investment	—	—	—	(0.02)
Special tax items	—	—	(0.20)	(0.06)
As Adjusted	$531.9	$503.7	$4.33	$4.13
Percent Increase	5.6%		4.8%

GAAP Operating Margin	11.5%	8.6%	290 bps
Adjusted Operating Margin	12.9%	12.4%	50 bps

bps = basis points

2019 Fourth Quarter Results

For the fourth quarter of 2019, Brunswick reported consolidated net sales of $917.6 million, down from $961.1 million in 2018 which included $5.4 million of sales related to Sport Yacht and Yachts. Diluted EPS for the quarter was $0.92 on a GAAP basis and $0.82 on an as adjusted basis. Comparative fourth quarter earnings results, including reconciliations of GAAP to as adjusted amounts, are shown below:

	Operating Earnings		Diluted Earnings (Loss) Per Share
$ millions (except per share data)	Q4 2019	Q4 2018	Q4 2019	Q4 2018
GAAP	$74.5	$69.7	$0.92	$0.53
Restructuring, exit, impairment, and other charges	3.8	8.6	0.02	0.07
Purchase accounting amortization	7.5	11.8	0.03	0.10
Acquisition related costs	0.8	0.8	0.01	0.01
Sport yacht & yachts	4.9	11.0	0.03	0.08
Pension settlement charge	—	—	(0.01)	—
Gain on sale of equity investment	—	—	—	(0.02)
Special tax items	—	—	(0.18)	0.00
As Adjusted	$91.5	$101.9	$0.82	$0.77
Percent Decrease	(10.2)%		6.5%

GAAP Operating Margin	8.1%	7.3%	80 bps
Adjusted Operating Margin	10.0%	10.7%	(70) bps

bps = basis points

Review of Cash Flow and Balance Sheet

Cash and marketable securities totaled $332.7 million at the end of 2019, up $28.5 million from year-end 2018 levels. The increase includes net cash provided by operating activities during the year of $475.3 million, which was higher than 2018 by $200.8 million primarily as a result of lower pension contributions and higher earnings net of non-cash expense items, partially offset by more unfavorable changes in working capital between years. Cash flow from discontinued operations of $440.6 million primarily relates to net proceeds received from the sale of the Fitness business.

Investing and financing activities resulted in a net cash usage of $887.8 million during 2019, and included $400.0 million of share repurchases, $232.6 million of capital expenditures, $117.4 million of net outflows from retirements and issuances of debt, $73.4 million of dividend payments and $64.1 million related to an acquisition.

Marine Engine Segment - Financial Highlights

$ millions	Q4 2019	Q4 2018	Incr (Decr)
Net Sales	$665.8	$669.5	(0.6)%

Operating Earnings GAAP	$83.8	$81.5	2.8%
Restructuring, exit, & impairment charges	0.5	—	NM
Purchase accounting amortization	7.2	11.8	(39.0)%
Acquisition related costs	—	0.8	NM
Operating Earnings, as adjusted	$91.5	$94.1	(2.8)%
NM = not meaningful

The Marine Engine segment, which manufactures and distributes marine propulsion systems and related parts and accessories, reported a slight sales decrease in the quarter as continued strong demand for higher horsepower outboard engine categories and solid growth at Power Products was offset by forecasted reductions in outboard engines 150 horsepower and below, as well as lower sales of sterndrive engines. Operating earnings comparisons were affected by lower purchase accounting amortization and acquisition-related costs in both periods. Excluding these factors, earnings were down slightly as comparisons were unfavorably influenced by the impact of a tariff exemption received in December 2018, along with unfavorable foreign currency exchange impacts. These factors were partially mitigated by a more favorable sales mix and cost reduction actions.

Boat Segment - Financial Highlights

$ millions	Q4 2019	Q4 2018	Incr (Decr)
Net Sales GAAP	$316.8	$377.3	(16.0)%
Sport Yacht & Yacht	—	(5.4)	NM
Net Sales, as adjusted	$316.8	$371.9	(14.8)%

Operating Earnings GAAP	$11.5	$10.3	11.7%
Restructuring, exit, & impairment charges	1.7	8.6	(80.2)%
Acquisition related costs	0.8	—	NM
Purchase accounting amortization	0.3	—	NM
Sport yacht and yachts	4.9	11.0	NM
Operating Earnings, as adjusted	$19.2	$29.9	(35.8)%
NM = not meaningful

The Boat segment, which manufactures and distributes recreational boats, and includes Business Acceleration operations, including Freedom Boat Club, reported a decline in sales primarily due to continued planned reductions in wholesale unit shipments to right-size the pipeline, particularly in aluminum and saltwater fish categories. Freedom Boat Club contributed approximately 2 percent of sales improvement in the quarter. Operating earnings comparisons reflect reduced losses associated with the exit from the Sport Yacht and Yacht business. Excluding this factor, operating earnings were lower as continued benefits from cost control measures were exceeded by the impact of lower volume and production rates required to bring pipelines to healthy levels by year-end.

2020 Outlook

"The strategic portfolio actions and cost reduction efforts we completed throughout 2019, along with our diligent management of pipeline inventory levels during the second-half of the year, continued focus on high horsepower engine categories, strong pipeline of new products and successful execution of our capital strategy, position us to deliver strong growth and operating performance in 2020," said Foulkes.

"For 2020, we project U.S. marine industry retail unit demand for the year to be flat to slightly up versus 2019. With this retail performance, wholesale shipments are expected to be higher as a result of the 7 percent unit pipeline reductions achieved in 2019. We anticipate continued growth and share gains in higher horsepower engine categories bolstered by our completed capacity expansion efforts. Boat segment sales in 2020 will also benefit from significant new product introductions as well as our continued focus on product with more technology features and content. Our propulsion and boat businesses in 2020 will experience more challenging wholesale revenue comparisons early in the year, with more favorable comparisons in the second-half, as a result of the timing of wholesale activity in 2019, including the impact of second-half pipeline reductions. The parts and accessories business should benefit from more normal seasonal conditions for boating activity.

"2020 earnings will benefit from the planned sales increases and continued margin growth resulting from improved operating efficiency. However, as a result of the expiration and non-renewal of our Wave 1 tariff exemption related to 40 to 60 horsepower engines assembled in China, we now anticipate the full impact of tariffs on our 2020 pre-tax earnings to be between $30 to $35 million, or an incremental $10 to $15 million over 2019. In addition, we expect foreign currency exchange rates to negatively impact 2020 earnings growth by one to two percent.

"Based upon the factors above, and absent significant changes in the global macro-economic climate, our guidance range for 2020 adjusted diluted EPS is $5.10 to $5.40, which would be outstanding performance that should drive significant value for our shareholders.

Also, as discussed in the Form 8-K filed today, we will be changing our segment reporting beginning in the first quarter of 2020, including establishing a parts and accessories segment. As a result, our business will be comprised of three reporting segments as shown below with our 2020 guidance, with select historical information reflecting the new segment reporting also found in today's Form 8-K," Foulkes concluded.

2020 Consolidated Guidance
Net Sales Growth	6% to 8%
Operating Margin Growth	40 to 60 bps
Operating Expenses	Decline as % of sales
Operating Earnings Growth	Low-double digit percent
Free Cash Flow	In excess of $325 million

2020 Segment Guidance
	Net Sales Growth	Operating Margin Improvement[1]
Propulsion	6% to 8%	0 to 20 bps
Parts & Accessories	4% to 6%	30 to 50 bps
Boat	6% to 8%	120+ bps
1Excluding the impact of the change in measurement of segment profit and loss due to the Company's decision to streamline internal and external reporting practices relating to marine engines sold from the Propulsion segment to the Boat segment.

Use of Non-GAAP Financial Information

A reconciliation of GAAP to non-GAAP financial measures used in this release is provided in the reconciliation sections of the consolidated financial statements accompanying this release.

In order to better align Brunswick's reported results with the internal metrics used by Brunswick's management to evaluate business performance as well as to provide better comparisons to prior periods and peer data, non-GAAP measures used in this release exclude the impact of purchase accounting amortization related to the Power Products and Freedom Boat Club acquisitions.

Brunswick does not provide forward-looking guidance for certain financial measures on a GAAP basis because it is unable to predict certain items contained in the GAAP measures without unreasonable efforts. These items may include restructuring, exit, and impairment costs, special tax items, acquisition-related costs, and certain other unusual adjustments.

Conference Call Scheduled

Brunswick will host a conference call today at 10 a.m. CST, hosted by David M. Foulkes, chief executive officer, William L. Metzger, senior vice president and chief financial officer, Ryan M. Gwillim, vice president - finance and treasurer and Alexander F. Marchetti, senior director of investor relations. The call will be broadcast over the Internet at brunswick.com/investors. To listen to the call, go to the website at least 15 minutes before the call to register, download and install any needed audio software.

See Brunswick’s website for slides used to supplement conference call remarks at brunswick.com/investors.

Security analysts and investors wishing to participate via telephone should call 866-353-8985 (passcode: Brunswick Q4). Callers outside of North America should call 409-217-8085 (passcode: Brunswick Q4) to be connected. These numbers can be accessed 15 minutes before the call begins, as well as during the call. A replay of the conference call will be available through 2 p.m. EST Wednesday February 5, 2020, by calling 855-859-2056 or international dial 404-537-3406 (passcode: 4854008). The replay will also be available at www.brunswick.com.

Forward-Looking Statements

Certain statements in this news release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations, estimates, and projections about Brunswick’s business and by their nature address matters that are, to different degrees, uncertain. Words such as “may,” “could,” “expect,” “intend,” “target,” “plan,” “seek,” “estimate,” “believe,” “predict,” “outlook,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this news release. These risks include, but are not limited to: the effect of adverse general economic conditions, including the amount of disposable income consumers have available for discretionary spending, tight consumer credit markets, and the level of consumer confidence on the demand for our products and services; our ability to successfully implement our strategic plan and growth initiatives; our ability to integrate targeted acquisitions, including the Global Marine & Mobile Business of Power Products; the risk that unexpected costs will be incurred in connection with these transactions; the possibility that the expected synergies and value creation from these transactions will not be realized or will not be realized within the expected time period; having to record an impairment to the value of goodwill and other assets; changes to U.S. trade policy and tariffs; the inability to identify and complete targeted acquisitions; negative currency trends, including shifts in exchange rates; fiscal policy concerns; adequate financing access for dealers and customers and our ability to access capital and credit markets; maintaining effective distribution; adverse economic, credit, and capital market conditions; loss of key customers; attracting and retaining skilled labor, implementing succession plans for key leadership, and executing organizational and leadership changes; inventory reductions by dealers, retailers, or independent boat builders; requirements for us to repurchase inventory; actual or anticipated increases in costs, disruptions of supply, or defects in raw materials, parts, or components we purchase from third parties, including as a result of new tariffs on raw materials, increased demand for shipping carriers, and transportation disruptions; higher energy and fuel costs; our ability to protect our brands and intellectual property; absorbing fixed costs in production; managing our manufacturing footprint; outages, breaches, or other cybersecurity events regarding our technology systems, which could result in lost or stolen information and associated remediation costs; managing our share repurchases; competitive pricing pressures; our ability to develop new and innovative products and services at a competitive price, in legal compliance with existing rules; maintaining product quality and service standards; product liability, warranty, and other claims risks; legal and regulatory compliance, including increased costs, fines, and reputational risks; changes in income tax legislation or enforcement; certain divisive shareholder activist actions; joint ventures that do not operate solely for our benefit; international business risks; and weather and catastrophic event risks.

Additional risk factors are included in the Company’s Annual Report on Form 10-K for 2018 and subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date on which they are made, and Brunswick does not undertake any obligation to update them to reflect events or circumstances after the date of this news release or for changes by wire services or Internet service providers.

About Brunswick

Headquartered in Mettawa, Ill., Brunswick Corporation’s leading consumer brands include Mercury Marine outboard engines; Mercury MerCruiser sterndrive and inboard packages; Mercury global parts and accessories including propellers and SmartCraft electronics; Power Products Integrated Solutions; MotorGuide trolling motors; Attwood, Garelick, and Whale marine parts; Land ’N’ Sea, BLA, Payne’s Marine, Kellogg Marine, and Lankhorst Taselaar marine parts distribution; Mercury and Quicksilver parts and oils; Bayliner, Boston Whaler, Crestliner, Cypress Cay, Harris, Lowe, Lund, Princecraft, Quicksilver, Rayglass, Sea Ray, Thunder Jet and Uttern boats; Boating Services Network, Freedom Boat Club, NAUTIC-ON, OnBoard Boating Club and Rentals. For more information, visit https://www.brunswick.com.

Brunswick Corporation Comparative Condensed Consolidated Statements of Operations (in millions, except per share data) (unaudited)

	Three Months Ended
	December 31, 2019	December 31, 2018	% Change
Net sales	$917.6	$961.1	-5%
Cost of sales	681.0	716.7	-5%
Selling, general and administrative expense	129.6	136.3	-5%
Research and development expense	29.7	29.8	0%
Restructuring, exit and impairment charges	2.8	8.6	-67%
Operating earnings	74.5	69.7	7%
Equity earnings	1.9	3.7	-49%
Pension settlement charge	1.3	—	NM
Other expense, net	(0.5)	(0.8)	-38%
Earnings before interest and income taxes	77.2	72.6	6%
Interest expense	(16.6)	(18.0)	-8%
Interest income	0.9	0.6	50%
Earnings before income taxes	61.5	55.2	11%
Income tax (benefit) provision	(13.5)	8.9	NM
Net earnings from continuing operations	$75.0	$46.3	62%

Discontinued operations:
Loss from discontinued operations, net of tax	$(9.0)	$(2.9)	NM
Gain on disposal of discontinued operations, net of tax	1.1	—	NM
Net loss from discontinued operations, net of tax	(7.9)	(2.9)	NM
Net earnings	$67.1	$43.4	55%

Earnings (loss) per common share:
Basic
Earnings from continuing operations	$0.92	$0.53	74%
Loss from discontinued operations	(0.10)	(0.03)	NM
Net earnings	$0.82	$0.50	64%

Diluted
Earnings from continuing operations	$0.92	$0.53	74%
Loss from discontinued operations	(0.10)	(0.04)	NM
Net earnings	$0.82	$0.49	67%

Weighted average shares used for computation of:
Basic earnings per common share	81.5	87.4
Diluted earnings per common share	81.9	88.0

Effective tax rate	(22.0)%	16.1%

NM = not meaningful

Brunswick Corporation Comparative Condensed Consolidated Statements of Operations - Reconciliations to Adjusted Metrics (in millions, except per share data) (unaudited)

	Three Months Ended
	December 31, 2019	December 31, 2018	% Change
Reconciliations
Net sales	$917.6	$961.1	-5%
Sport yacht & yachts (1)	—	(5.4)
Adjusted net sales	$917.6	$955.7	-4%

Gross margin	$236.6	$244.4	-3%
Sport yacht & yachts (1)	3.9	4.6
Purchase accounting amortization (2)	—	4.6
Adjusted gross margin	$240.5	$253.6	-5%

Operating earnings	$74.5	$69.7	7%
Restructuring, exit, impairment and other charges (3)	3.8	8.6
Purchase accounting amortization (2)	7.5	11.8
Acquisition-related costs (2)	0.8	0.8
Sport yacht & yachts (1)	4.9	11.0
Adjusted operating earnings	$91.5	$101.9	-10%

Earnings before income taxes	$61.5	$55.2	11%
Restructuring, exit, impairment and other charges (3)	3.8	8.6
Pension settlement charge (4)	(1.3)	—
Purchase accounting amortization (2)	7.5	11.8
Acquisition related costs (2)	0.8	0.8
Sport yacht & yachts (1)	4.9	11.0
Gain on sale of equity investment (5)	—	(2.3)
Adjusted pretax earnings	$77.2	$85.1	-9%

Diluted earnings per common share from continuing operations	$0.92	$0.53	74%
Restructuring, exit, impairment and other charges (3)	0.02	0.07
Pension settlement charge (4)	(0.01)	—
Purchase accounting amortization (2)	0.03	0.10
Acquisition related costs (2)	0.01	0.01
Sport yacht & yachts (1)	0.03	0.08
Special tax items	(0.18)	—
Gain on sale of equity investment (5)	—	(0.02)
Adjusted diluted earnings per common share from continuing operations	$0.82	$0.77	6%

(1) In the second quarter of 2018, the Company announced its intention to wind down Sport yacht & yacht operations. Sport yacht & yachts had operating losses of $4.9 million for the three months ended December 31, 2019, consisting of $3.9 million of Cost of sales (COS) and $1.0 million of Selling, general and administrative expense (SG&A). Sport yacht & yacht operating losses for the three months ended December 31, 2018 were $11.0 million, consisting of $4.6 million of COS and $6.4 million of SG&A.

(2) The Company recorded certain charges in connection with recent acquisitions. In the fourth quarter of 2019, the Company recorded $7.5 million of purchase accounting amortization within SG&A, consisting of $7.2 million in the Marine Engine segment and $0.3 million in the Boat segment. In the fourth quarter of 2018, the Company recorded $11.8 million of purchase accounting amortization in the Marine Engine segment, consisting of $7.2 million within SG&A and $4.6 million within COS. The Company recorded $0.8 million of acquisition-related costs during the both the fourth quarter of 2019 and 2018, respectively, within its Boat segment and Marine Engine segment, respectively.

(3) The Company recorded $2.8 million and $8.6 million of restructuring, exit and impairment charges in the fourth quarter of 2019 and 2018, respectively. Additionally, the Company recorded $1.0 million of IT transformation charges in SG&A within Corporate/Other in the fourth quarter of 2019, resulting from the Fitness separation.

(4) The Company recorded $1.3 million of pension settlement charge adjustments in the fourth quarter of 2019 in connection with the exit of its defined benefit plans.

(5) In the fourth quarter of 2018, the Company sold its non-controlling interest in a marine joint venture and recorded a gain of $2.3 million within Equity earnings.

Brunswick Corporation Comparative Condensed Consolidated Statements of Operations (in millions, except per share data) (unaudited)

	Twelve Months Ended
	December 31, 2019	December 31, 2018	% Change
Net sales	$4,108.4	$4,120.9	0%
Cost of sales	2,987.4	3,073.9	-3%
Selling, general and administrative expense	509.6	515.2	-1%
Research and development expense	121.6	121.5	0%
Restructuring, exit and impairment charges	18.8	54.8	-66%
Operating earnings	471.0	355.5	32%
Equity earnings	7.3	7.7	-5%
Pension settlement charge	(292.8)	—	NM
Other expense, net	(2.1)	(4.3)	-51%
Earnings before interest and income taxes	183.4	358.9	-49%
Interest expense	(76.0)	(46.0)	65%
Interest income	3.3	2.9	14%
Transaction financing charges	—	(5.1)	-100%
Earnings before income taxes	110.7	310.7	-64%
Income tax provision	80.3	57.3	40%
Net earnings from continuing operations	$30.4	$253.4	-88%

Discontinued operations:
(Loss) earnings from discontinued operations, net of tax	$(117.5)	$11.9	NM
Loss on disposal of discontinued operations, net of tax	(43.9)	—	NM
(Loss) earnings from discontinued operations, net of tax	(161.4)	11.9	NM
Net (loss) earnings	$(131.0)	$265.3	NM

Earnings (loss) per common share:
Basic
Earnings from continuing operations	$0.36	$2.89	-88%
(Loss) earnings from discontinued operations	(1.90)	0.14	NM
Net (loss) earnings	$(1.54)	$3.03	NM

Diluted
Earnings from continuing operations	$0.36	$2.87	-87%
(Loss) earnings from discontinued operations	(1.89)	0.14	NM
Net (loss) earnings	$(1.53)	$3.01	NM

Weighted average shares used for computation of:
Basic earnings (loss) per common share	85.2	87.6
Diluted earnings (loss) per common share	85.6	88.2

Effective tax rate	72.5%	18.4%

NM = not meaningful

Brunswick Corporation Comparative Condensed Consolidated Statements of Operations - Reconciliations to Adjusted Metrics (in millions, except per share data) (unaudited)

	Twelve Months Ended
	December 31, 2019		December 31, 2018	% Change
Reconciliations
Net sales	$4,108.4		$4,120.9	0%
Sport yacht & yachts (1)	0.7		(49.4)
Adjusted net sales	$4,109.1		$4,071.5	1%

Gross margin	$1,121.0		$1,047.0	7%
Sport yacht & yachts (1)	6.4		39.7
Purchase accounting amortization (2)	—		9.2
Adjusted gross margin	$1,127.4		$1,095.9	3%

Operating earnings	$471.0		$355.5	32%
Restructuring, exit, impairment and other charges (3)	21.0		54.8
Purchase accounting amortization (2)	29.5		21.2
Sport yacht & yachts (1)	7.8		58.4
Acquisition-related costs (2)	2.6	—	13.8
Adjusted operating earnings	$531.9		$503.7	6%

Earnings before income taxes	$110.7		$310.7	-64%
Restructuring, exit, impairment and other charges (3)	21.0		54.8
Pension settlement charges (4)	292.8		—
Purchase accounting amortization (2)	29.5		21.2
Sport yacht & yachts (1)	7.8		58.4
Acquisition-related costs (2)	2.6		18.9
Loss on early extinguishment of debt (5)	0.8		—
Gain on sale of equity investment (6)	—		(2.3)
Adjusted pretax earnings	$465.2		$461.7	1%

Diluted earnings per common share	$0.36		$2.87	-87%
Restructuring, exit, impairment and other charges (3)	0.23		0.47
Pension settlement charge (4)	3.62		—
Purchase accounting amortization (2)	0.22		0.19
Sport yacht & yachts (1)	0.07		0.51
Acquisition-related costs (2)	0.02		0.17
Gain on sale of equity investment (6)	—		(0.02)
Loss on early extinguishment of debt (5)	0.01		—
Special tax items	(0.20)		(0.06)
Adjusted diluted earnings per common share	$4.33		$4.13	5%

(1) In the second quarter of 2018, the Company announced its intention to wind down Sport yacht & yacht operations. In the twelve months ended December 31, 2019, the Company recorded charges of $7.8 million related to Sport yacht & yachts, consisting of (0.7) million of net sales, $7.1 million of Cost of sales (COS) and $1.4 million of Selling, general and administrative (SG&A). Sport yacht & yachts had operating losses of $58.4 million for the twelve months ended December 31, 2018, consisting of $49.4 million of Net sales, $89.1 million of COS and $18.7 million of SG&A.

(2) The Company recorded certain charges in connection with recent acquisitions. In 2019, the Company recorded $29.5 million of purchase accounting amortization within SG&A, consisting of $28.7 million in the Marine Engine segment and $0.8 million in the Boat segment. In 2018, the Company recorded $21.2 million of purchase accounting amortization in the Marine Engine segment, consisting of $12.0 million within SG&A and $9.2 million within COS. The Company recorded $2.6 million of acquisition-related costs during 2019 within its Boat segment and recorded $13.8 million of acquisition-related costs during 2018 within its Marine engine segment.

(3) The Company recorded $18.8 million and $54.8 million of restructuring, exit and impairment charges in the twelve months ended December 31, 2019 and December 31, 2018, respectively. Additionally, the Company recorded $2.2 million of IT transformation charges in SG&A within Corporate/Other in the twelve months ended December 31, 2019, resulting from the Fitness separation.

(4) The Company recorded $292.8 million of pension settlement charges during 2019 in connection with the exit of its defined benefit plans.

(5) In the third quarter of 2019, the Company called its 2021 Senior Notes, resulting in $0.8 million of charges.

(6) In the fourth quarter of 2018, the Company sold its non-controlling interest in a marine joint venture and recorded a gain of $2.3 million within Equity earnings.

Brunswick Corporation Selected Financial Information (in millions) (unaudited) Segment Information - GAAP

	Three Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	Dec 31, 2019	Dec 31, 2018	% Change	Dec 31, 2019	Dec 31, 2018	% Change	Dec 31, 2019	Dec 31, 2018
Marine Engine	$665.8	$669.5	-1%	$83.8	$81.5	3%	12.6%	12.2%
Boat	316.8	377.3	-16%	11.5	10.3	12%	3.6%	2.7%
Marine eliminations	(65.0)	(85.7)	-24%	—	—
Total Marine	917.6	961.1	-5%	95.3	91.8	4%	10.4%	9.6%

Corporate/Other	—	—		(20.8)	(22.1)	-6%
Total	$917.6	$961.1	-5%	$74.5	$69.7	7%	8.1%	7.3%

	Twelve Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	Dec 31, 2019	Dec 31, 2018	% Change	Dec 31, 2019	Dec 31, 2018	% Change	Dec 31, 2019	Dec 31, 2018
Marine Engine	$3,073.5	$2,993.6	3%	$497.1	$454.4	9%	16.2%	15.2%
Boat	1,333.8	1,471.3	-9%	58.0	(12.5)	NM	4.3%	-0.8%
Marine eliminations	(298.9)	(344.0)	-13%	—	—
Total Marine	4,108.4	4,120.9	0%	555.1	441.9	26%	13.5%	10.7%

Corporate/Other	—	—		(84.1)	(86.4)	-3%
Total	$4,108.4	$4,120.9	-0%	$471.0	$355.5	32%	11.5%	8.6%

NM = Not meaningful

Brunswick Corporation
Selected Financial Information
(in millions)
(unaudited)

Segment Information - As Adjusted

	Three Months Ended
	Net Sales (1)				Operating Earnings (Loss) (2)				Operating Margin
	Dec 31, 2019	Dec 31, 2018	% Change		Dec 31, 2019		Dec 31, 2018	% Change	Dec 31, 2019	Dec 31, 2018
Marine Engine	$665.8	$669.5	-1%		$91.5		$94.1	-3%	13.7%	14.1%
Boat	316.8	371.9	-15%	—	19.2	—	29.9	-36%	6.1%	8.0%
Marine eliminations	(65.0)	(85.7)	24%		—		—
Total Marine	917.6	955.7	-4%		110.7		124.0	-11%	12.1%	13.0%

Corporate/Other	—	—			(19.2)	—	(22.1)	-13%
Total	$917.6	$955.7	-4%		$91.5		$101.9	-10%	10.0%	10.7%

(1) Net sales for the three months ended December 31, 2018 excludes $5.4 million related to Sport yacht & yachts.

(2) Operating earnings (loss) for the three months ended December 31, 2019 excludes $17.0 million of charges; the Marine Engine segment excludes charges of $7.7 million, comprised of $0.5 million of restructuring, exit and impairment charges and $7.2 million of purchase accounting amortization; the Boat segment excludes charges of $7.7 million, comprised of $1.7 million of restructuring, exit and impairment charges, $4.9 million related to Sport yacht & yachts, $0.8 million of acquisition-related costs and $0.3 million of purchase accounting amortization; and Corporate/Other excludes charges of $1.6 million, comprised of $0.6 million restructuring, exit and impairment charges and $1.0 million of IT transformation costs, resulting from the Fitness separation.

Operating earnings (loss) for the three months ended December 31, 2018 excludes $29.9 million of charges; the Boat segment excludes charges of $19.6 million, comprised of $8.6 million of restructuring, exit and impairment charges and $11.0 million related to Sport yacht & yachts; and the Marine Engine segment excludes charges of $12.6 million, comprised of $11.8 million of purchase accounting amortization and $0.8 million of acquisition-related costs.

	Twelve Months Ended
	Net Sales (3)			Operating Earnings (Loss) (4)			Operating Margin
	Dec 31, 2019	Dec 31, 2018	% Change	Dec 31, 2019	Dec 31, 2018	% Change	Dec 31, 2019	Dec 31, 2018
Marine Engine	$3,073.5	$2,993.6	3%	$530.4	$489.4	8%	17.3%	16.3%
Boat	1,334.5	1,421.9	-6%	78.9	100.0	-21%	5.9%	7.0%
Marine eliminations	(298.9)	(344.0)	13%	—	—
Total Marine	4,109.1	4,071.5	1%	609.3	589.4	3%	14.8%	14.5%

Corporate/Other	—	—		(77.4)	(85.7)	10%
Total	$4,109.1	$4,071.5	1%	$531.9	$503.7	6%	12.9%	12.4%

(3) Net sales for the years ended December 31, 2019 and 2018 excludes ($0.7) million and $49.4 million, respectively, related to Sport yacht & yachts.

(4) Operating earnings (loss) for the year ended December 31, 2019 excludes $60.9 million of charges; the Marine Engine segment excludes charges of $33.3 million, comprised of $4.6 million of restructuring, exit and impairment charges and $28.7 million of purchase accounting amortization; the Boat segment excludes charges of $20.9 million, comprised of $9.7 million of restructuring, exit and impairment charges, $7.8 million related to Sport yacht & yachts, $2.6 million of acquisition-related costs and $0.8 million of purchase accounting amortization; and Corporate/Other excludes charges of $6.7 million, comprised of $4.5 million restructuring, exit and impairment charges and $2.2 million of IT transformation costs, resulting from the Fitness separation.

Operating earnings (loss) for the year ended December 31, 2018 excludes $148.2 million of charges; the Boat segment excludes charges of $112.5 million, comprised of $54.1 million of restructuring, exit and impairment charges and $58.4 million of losses from Sport yacht & yachts; the Marine Engine segment excludes charges of $35.0 million, comprised of $21.2 million of purchase accounting amortization and $13.8 million of acquisition-related costs; and Corporate/Other excludes $0.7 million of restructuring, exit and impairment charges.

Brunswick Corporation Selected Financial Information (in millions) (unaudited) Disaggregated Revenue
	Three Months Ended
	December 31, 2019
	Marine Engine	Boat	Total
Geographic Markets
United States	$454.3	$246.8	$701.1
Europe	76.8	23.5	100.3
Asia-Pacific	71.6	9.8	81.4
Canada	27.3	32.5	59.8
Rest-of-World	35.8	4.2	40.0
Marine eliminations	(65.0)	—	(65.0)
Total	$600.8	$316.8	$917.6

Major Product Lines
Parts & Accessories	$330.6	$—	$330.6
Propulsion	335.2	—	335.2
Aluminum Freshwater Boats	—	124.4	124.4
Recreational Fiberglass Boats	—	107.3	107.3
Saltwater Fishing Boats	—	76.9	76.9
Business Acceleration	—	8.2	8.2
Marine eliminations	(65.0)	—	(65.0)
Total	$600.8	$316.8	$917.6

	Twelve Months Ended
	December 31, 2019
	Marine Engine	Boat (1)	Total
Geographic Markets
United States	$2,131.1	$1,008.5	$3,139.6
Europe	410.9	115.6	526.5
Asia-Pacific	246.6	31.2	277.8
Canada	142.8	154.8	297.6
Rest-of-World	142.1	23.7	165.8
Marine eliminations	(298.9)	—	(298.9)
Total	$2,774.6	$1,333.8	$4,108.4

Major Product Lines
Parts & Accessories	$1,594.2	$—	$1,594.2
Propulsion	1,479.3	—	1,479.3
Aluminum Freshwater Boats	—	556.6	556.6
Recreational Fiberglass Boats	—	438.8	438.8
Saltwater Fishing Boats	—	316.6	316.6
Business Acceleration	—	21.8	21.8
Marine eliminations	(298.9)	—	(298.9)
Total	$2,774.6	$1,333.8	$4,108.4

(1) Includes ($0.7) million of net sales related to Sea Ray Sport yacht & yachts in the United States for the twelve months ended December 31, 2019.

Brunswick Corporation Selected Financial Information (in millions) (unaudited) Disaggregated Revenue
	Three Months Ended
	December 31, 2018
	Marine Engine	Boat (1)	Total
Geographic Markets
United States	$461.9	$301.1	$763.0
Europe	75.6	25.4	101.0
Asia-Pacific	67.2	12.7	79.9
Canada	30.9	32.9	63.8
Rest-of-World	33.9	5.2	39.1
Marine eliminations	(85.7)	—	(85.7)
Total	$583.8	$377.3	$961.1

Major Product Lines
Parts & Accessories	$317.8	$—	$317.8
Propulsion	351.7	—	351.7
Aluminum Freshwater Boats	—	157.4	157.4
Recreational Fiberglass Boats	—	113.4	113.4
Saltwater Fishing Boats	—	105.6	105.6
Business Acceleration	—	0.9	0.9
Marine eliminations	(85.7)	—	(85.7)
Total	$583.8	$377.3	$961.1

	Twelve Months Ended
	December 31, 2018
	Marine Engine	Boat (1)	Total
Geographic Markets
United States	$2,106.6	$1,119.9	$3,226.5
Europe	373.7	132.9	506.6
Asia-Pacific	228.8	35.7	264.5
Canada	150.5	157.5	308.0
Rest-of-World	134.0	25.3	159.3
Marine eliminations	(344.0)	—	(344.0)
Total	$2,649.6	$1,471.3	$4,120.9

Major Product Lines
Parts & Accessories	$1,442.0	$—	$1,442.0
Propulsion	1,551.6	—	1,551.6
Aluminum Freshwater Boats	—	619.0	619.0
Recreational Fiberglass Boats	—	485.9	485.9
Saltwater Fishing Boats	—	362.1	362.1
Business Acceleration	—	4.3	4.3
Marine eliminations	(344.0)	—	(344.0)
Total	$2,649.6	$1,471.3	$4,120.9

(1) Includes net sales related to Sea Ray Sport yacht & yachts; for the three months ended December 31, 2018, Sport yacht & yacht sales were $5.4 million, consisting of $5.1 million in the United States, $0.2 million in Canada and $0.1 million in Rest-of-World; for the twelve months ended December 31, 2018, Sport yacht & yacht sales were $49.4 million, consisting of $46.1 million in the United States, $1.3 million in Asia-Pacific, $1.0 million in Canada and $1.0 million in Rest-of-World.

Brunswick Corporation Comparative Condensed Consolidated Balance Sheets (in millions) (unaudited)

	December 31, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents, at cost, which approximates fair value	$320.3	$294.4
Restricted cash	11.6	9.0
Short-term investments in marketable securities	0.8	0.8
Total cash and short-term investments in marketable securities	332.7	304.2
Accounts and notes receivable, net	331.8	351.8
Inventories
Finished goods	554.3	490.8
Work-in-process	101.3	94.1
Raw materials	168.9	189.1
Net inventories	824.5	774.0
Prepaid expenses and other	36.8	72.9
Current assets held for sale	—	377.2
Current assets	1,525.8	1,880.1

Net property	796.4	694.5

Other assets
Goodwill	415.0	377.3
Other intangibles, net	583.5	585.8
Deferred income tax asset	118.7	97.8
Operating lease assets	83.2	—
Equity investments	29.5	32.6
Other long-term assets	12.3	13.1
Long-term assets held for sale	—	610.3
Other assets	1,242.2	1,716.9

Total assets	$3,564.4	$4,291.5

Liabilities and shareholders’ equity
Current liabilities
Short-term debt and current maturities of long-term debt	$41.3	$41.3
Accounts payable	393.5	458.2
Accrued expenses	509.6	502.1
Current liabilities held for sale	—	255.0
Current liabilities	944.4	1,256.6

Debt	1,068.0	1,179.5
Other long-term liabilities	251.1	173.2
Long-term liabilities held for sale	—	99.6
Shareholders’ equity	1,300.9	1,582.6
Total liabilities and shareholders’ equity	$3,564.4	$4,291.5

Supplemental Information
Debt-to-capitalization rate	46.0%	43.5%

Brunswick Corporation Comparative Condensed Consolidated Statements of Cash Flows (in millions) (unaudited)

	Twelve Months Ended
	December 31, 2019	December 31, 2018
Cash flows from operating activities
Net earnings (loss)	$(131.0)	$265.3
Less: net earnings (loss) from discontinued operations, net of tax	(161.4)	11.9
Net earnings from continuing operations	30.4	253.4
Stock compensation expense	17.3	16.7
Depreciation and amortization	138.7	124.0
Pension expense, net of (funding)	293.3	(156.1)
Asset impairment charges	3.0	32.1
Deferred income taxes	(49.8)	31.0
Changes in certain current assets and current liabilities	(80.8)	(42.5)
Long-term extended warranty contracts and other deferred revenue	4.0	7.9
Income taxes	114.4	4.9
Other, net	4.8	3.1
Net cash provided by operating activities of continuing operations	475.3	274.5
Net cash (used for) provided by operating activities of discontinued operations	(41.1)	62.5
Net cash provided by operating activities	434.2	337.0

Cash flows from investing activities
Capital expenditures	(232.6)	(180.2)
Investments	2.4	(8.8)
Acquisition of businesses, net of cash acquired	(64.1)	(909.6)
Proceeds from the sale of property, plant and equipment	7.3	0.4
Other, net	—	(0.2)
Net cash used for investing activities of continuing operations	(287.0)	(1,098.4)
Net cash provided by (used for) investing activities of discontinued operations	481.7	(8.9)
Net cash provided by (used for) investing activities	194.7	(1,107.3)

Cash flows from financing activities
Proceeds from issuances of short-term debt	655.0	298.9
Payments of short-term debt	(655.0)	(300.0)
Net proceeds from issuances of long-term debt	223.6	794.6
Payments of long-term debt including current maturities	(341.0)	(12.6)
Common stock repurchases	(400.0)	(75.0)
Cash dividends paid	(73.4)	(67.8)
Proceeds from share-based compensation activity	2.8	1.4
Tax withholding associated with shares issued for share-based compensation	(12.1)	(12.5)
Other, net	(0.7)	(6.5)
Net cash (used for) provided by financing activities	(600.8)	620.5

Effect of exchange rate changes	0.4	(5.0)
Net increase (decrease) in Cash and cash equivalents and Restricted cash	28.5	(154.8)
Cash and cash equivalents and Restricted cash at beginning of period	303.4	458.2

Cash and cash equivalents and Restricted cash at end of period	331.9	303.4
Less: Restricted cash	11.6	9.0
Cash and cash equivalents at end of period	$320.3	$294.4

Reconciliation
Free cash flow
Net cash provided by operating activities	$475.3	$274.5

Net cash provided by (used for):
Plus: Capital expenditures	(232.6)	(180.2)
Plus: Proceeds from the sale of property, plant and equipment	7.3	0.4
Plus: Effect of exchange rate changes	0.4	(5.0)
Less: Cash impact of Sport yachts & yachts, net of tax	—	(53.7)
Free cash flow	$250.4	$143.4